UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 29, 2011, Republic Bank & Trust Company (the “Bank”), a wholly owned subsidiary of Republic Bancorp, Inc. (the “Company), amended its Program Agreement dated September 19, 2007, as previously amended December 2, 2008; November 23, 2009; December 29, 2009; June 30, 2010; September 30, 2010 and December 14, 2010 (the “Program Agreement”) with Jackson Hewitt, Inc. (“JHI”).

The parties amended section 9.4(a) of the Program Agreement to extend the 2011 date from June 30, 2011 to July 29, 2011 by which the Bank, at its option, may terminate the Program Agreement. The Bank’s ability to exercise its termination right in Section 9.4(a) of the Program Agreement may be limited or otherwise affected by the pendency of the Chapter 11 bankruptcy reorganization proceeding for Jackson Hewitt Tax Service Inc., the parent company of JHI, absent an order of the Court terminating the automatic stay. The Program Agreement is scheduled to expire October 31, 2015.

The Company has described the Program Agreement in the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007, December 3, 2008; November 24, 2009; December 30, 2009; July 2, 2010 and December 17, 2010. A copy of the amendment is attached hereto as Exhibit 10.1 and the description is qualified in its entirety by reference to the amendment.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	10.1	Seventh Amendment effective as of June 28, 2011, to the Program Agreement dated September 19, 2007, as amended, by and between Republic Bank & Trust Company and Jackson Hewitt Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP, INC.

Date: July 1, 2011	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer

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